EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Anheuser-Busch Companies, Inc. of our report dated February 2, 2004 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated by reference in Anheuser-Busch’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the incorporation by reference of our report dated February 2, 2004 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference in this Registration Statement of our report dated July 18, 2003 relating to the financial statements of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan which appear in the Annual Report on Form 10-K (Amendment 2) of Anheuser-Busch Companies, Inc. for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

St. Louis, Missouri

March 24, 2004